DISTRIBUTION PLAN

     This Distribution Plan (the "Plan") relating to the shares (collectively, the "Shares") of the legal entities listed on Exhibits I through IV hereto (individually a "Trust" and collectively, the "Trusts"), on behalf of each series thereof listed on the applicable exhibit (each a "Fund"), has been adopted by the trustees or directors of the applicable Trust (the "Trustees") in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The terms and conditions of this Plan shall apply with respect to each Trust on behalf of each Fund.

     Section 1. The Trust, on behalf of each Fund that is a series thereof, will pay to Columbia Funds Distributor, Inc., a Massachusetts corporation ("CFDI"), or to such other person as may from time to time be engaged and appointed to act as the distributor of its Shares (each such person, including CFDI, a "Distributor"), a fee (the "Distribution Fee") at the aggregate annual rate not to exceed the percentage of the Fund's average daily net assets attributable to such Shares set forth for such Fund on the applicable exhibit, as compensation for services rendered in connection with the sale of such Shares by the Distributor and related expenses incurred by the Distributor. Subject to such limit and subject to the provisions of Section 6 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees and (b) the Disinterested Trustees (as defined below). The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

     Each distribution agreement shall provide that the Distributor that is a party to such agreement will receive its Allocable Portion of the fee specified in such agreement. Unless and until a person other than CFDI shall serve as a distributor of the Shares of any the Trust, CFDI's "Allocable Portion" of the total Distribution Fee payable in respect of such Shares shall be 100%, and thereafter each Distributor's Allocable Portion of the total Distribution Fee payable in respect of Shares of any Fund shall be the portion of the Distribution Fee attributable to (i) outstanding Shares of the Fund sold by the Distributor ("Commission Shares"), plus (ii) Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund and/or Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of another Fund, plus (iii) Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of the Fund; provided that the mechanics of attributing the portion of the Distribution Fee for a Fund to particular Shares for purposes of calculating a Distributor's Allocable Portion shall be as agreed by the Trust and the Distributor in light of systems capabilities for tracking the aging, exchange, and reinvestment experience of Shares sold by the Distributor.

     A Distributor will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of the Trust upon the sale of the Commission Shares of the Trust taken into account in determining such Distributor's Allocable Portion of such Distribution Fee.

     The Distribution Fee shall be payable to the relevant Distributor or, with respect to such portion of the Distribution Fee as the Distributor may from time to time instruct, to the person or persons to whom such Distributor may from time to time instruct the Trust to make payments.

     Section 2. Payments made to a Distributor pursuant to Section 1 may be used by the Distributor for any purpose, including (but not limited to) to compensate or reimburse the Distributor and any banks, broker/dealers or other financial institutions that have entered agreements with the Distributor in conformity with Section 8 ("Selling Agents") for distribution or sales support services rendered, and related expenses incurred, for or on behalf of the Fund. The Distributor may pay all or any portion of the Distribution Fee to any Selling Agents (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of the Shares, and may retain all or any portion of the Distribution Fee as compensation for the Distributor's services as agent for the distribution of Shares. All payments under this Distribution Plan are intended to qualify as "asset-based sales charges" as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time. Notwithstanding anything herein to the contrary, no Fund or class of shares shall make any payments under the Plan that exceed the maximum amounts payable under applicable Conduct Rules of the National Association of Securities Dealers, Inc.

     Joint distribution or sales support financing with respect to a Fund (which financing may also involve other investment portfolios or companies that are affiliated persons of the Fund, or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Securities and Exchange Commission as in effect from time to time.

     For each Fund class, the shareholders of which have approved (or may be deemed to have approved because the plan was adopted before any public offering of such Fund's Shares or the sale of such Shares to persons that are not affiliated persons of the Fund or affiliated persons of such persons) a distribution or servicing plan under Rule 12b-1 under the 1940 Act providing for the payments in excess of the annual rate at which Distribution Fees are paid hereunder, to the extent any payments made by such Fund pursuant to a Shareholder Servicing Plan and/or Servicing Agreement are deemed to be payments for activity primarily intended to result in the sale of Shares, such payments shall be deemed to have been approved pursuant to this Plan.

     Section 3. Any officer designated by the Trust is authorized to execute and deliver, in the name of and on behalf of the Trust, a written agreement with a Distributor in such a form as may be approved by the Trustees from time to time. Such agreement shall authorize the Distributor to enter into written agreements with Selling Agents, based on such form(s) of sales support agreements as may be approved by the Board of Trustees from time to time and on such additional forms of agreement as the Distributor deems appropriate, provided that the Distributor determines that the Trust's responsibility or liability to any person under, or on account of any acts or statements of any such Selling Agent under, any such sales support agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan shall continue in effect with respect to any class of Shares of a Fund for a period of more than one year only so long as such continuance is specifically approved at least annually by votes of the majority of the Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

     Section 6. This Plan may not be amended to increase materially the amount to be spent with respect to any class of Shares of a Fund for distribution hereunder without approval by a vote of at least a majority of the outstanding Shares of such class, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 5.

     Section 7. This Plan is terminable at any time with respect to any class of Shares of any Fund by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding Shares of such class.

     Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

          A. That such agreement may be terminated with respect to any class of Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding Shares of such class, on not more than 60 days' written notice to any other party to the agreement; and

          B. That such agreement shall terminate automatically in the event of its assignment.

     Section 9. The Trust will preserve copies of this Plan, and any agreement or written report regarding this Plan presented to the Board of Trustees for a period of not less than six years.

     Section 10. As used in this Plan, (a) the term "Disinterested Trustees" shall mean those Trustees who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term "majority of the outstanding Shares of the Fund" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11. This Plan is adopted by the Trustees as Trustees of the Trust, and not individually, and the obligations of the Trust hereunder are not those of the Trustees, officers, representatives or agents of the Trust individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the assets of the Trust, and all persons dealing with a Trust or Fund must look solely to the Trust property belonging to such Fund for the enforcement of any claims against the Trust.

Approved: May 11, 2005

                                    EXHIBIT I

I. LIST OF FUNDS

Trust                      Series
-----                      ------
Columbia Funds Trust I     Columbia High Yield Opportunity Fund
                           Columbia Strategic Income Fund
                           Columbia Tax-Managed Growth Fund
                           Columbia Tax-Managed Value Fund
                           Columbia Tax-Managed Growth Fund II
                           Columbia Tax-Managed Aggressive Growth Fund

Columbia Funds Trust II    Columbia Money Market Fund
                           Columbia Newport Japan Opportunities Fund
                           Columbia Newport Greater China Fund

Columbia Funds Trust III   Columbia Mid Cap Value Fund
                           Columbia Liberty Fund
                           Columbia Federal Securities Fund
                           Columbia Global Equity Fund
                           Columbia Contrarian Income Fund
                           Columbia Intermediate Government Income Fund
                           Columbia Quality Plus Bond Fund
                           Columbia Corporate Bond Fund

Columbia Funds Trust IV    Columbia Tax-Exempt Fund
                           Columbia Tax-Exempt Insured Fund
                           Columbia Municipal Money Market Fund
                           Columbia Utilities Fund

Columbia Funds Trust V     Columbia Massachusetts Tax-Exempt Fund
                           Columbia Connecticut Tax-Exempt Fund
                           Columbia California Tax-Exempt Fund
                           Columbia New York Tax-Exempt Fund
                           Columbia Intermediate Tax-Exempt Bond Fund
                           Columbia Massachusetts Intermediate Municipal Bond Fund
                           Columbia Connecticut Intermediate Municipal Bond Fund
                           Columbia New Jersey Intermediate Municipal Bond Fund
                           Columbia New York Intermediate Municipal Bond Fund
                           Columbia Rhode Island Intermediate Municipal Bond Fund

                           Columbia Florida Intermediate Municipal Bond Fund
                           Columbia Pennsylvania Intermediate Municipal Bond Fund
                           Columbia Large Company Index Fund
                           Columbia U.S. Treasury Index Fund
                           Columbia Small Company Index Fund

Columbia Funds Trust VI    Columbia Growth & Income Fund
                           Columbia Small Cap Value Fund
                           Columbia Newport Asia Pacific Fund

Columbia Funds Trust VII   Columbia Newport Tiger Fund
                           Columbia Europe Fund

II. FEES

Fees are payable as follows with respect to the Funds listed above.

     A. PLANS APPLYING TO CLASS A, B, C AND G SHARES

     Except as indicated below, each Fund having Class A, B or C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

     Each Fund having Class G shares may pay distribution fees up to a maximum of 0.65% of the Fund's average daily net assets attributable to Class G shares.

     COLUMBIA EUROPE FUND pays an annual distribution fee not exceeding 0.10% of the average net assets of its Class A shares.

     COLUMBIA TAX-MANAGED VALUE FUND and COLUMBIA TAX-MANAGED AGGRESSIVE GROWTH FUND each pays an annual distribution fee not exceeding 0.05% of the average net assets of its Class A shares.

     COLUMBIA INTERMEDIATE TAX-EXEMPT BOND FUND pays an annual distribution fee not exceeding 0.10% of the average daily net assets of its Class A shares and not exceeding 0.60% of the average daily net assets of its Class B and C shares.

     B. PLANS APPLYING TO OTHER CLASSES OF SHARES

     COLUMBIA TAX-MANAGED GROWTH FUND:

     CLASS E SHARES. Class E shares pay a distribution fee at the annual rate of 0.10% of the average daily net assets of the Class.

     CLASS F SHARES. Class F shares pay a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

     COLUMBIA STRATEGIC INCOME FUND and COLUMBIA NEWPORT JAPAN OPPORTUNITIES
FUND:

     CLASS J SHARES. Class J shares pay a distribution fee at the annual rate of 0.35% of the average daily net assets of the Class for Columbia Strategic Income Fund and a distribution fee at the annual rate of 0.25% of the average daily net assets of the Class for Newport Japan Opportunities Fund.

     COLUMBIA NEWPORT JAPAN OPPORTUNITIES FUND:

     CLASS N SHARES. Class N shares pay a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

                                   EXHIBIT II

I. LIST OF FUNDS

Trust                       Series
-----                       ------
Columbia Funds Trust VIII   Columbia Income Fund
                            Columbia Intermediate Bond Fund

Columbia Funds Trust IX     Columbia Managed Municipals Fund
                            Columbia High Yield Municipal Fund

Columbia Funds Trust XI     Columbia Growth Stock Fund
                            Columbia Young Investor Fund
                            Columbia Global Thematic Equity Fund
                            Columbia European Thematic Equity Fund
                            Columbia Asset Allocation Fund
                            Columbia Dividend Income Fund
                            Columbia Large Cap Core Fund
                            Columbia International Equity Fund
                            Columbia Large Cap Growth Fund
                            Columbia Disciplined Value Fund
                            Columbia Small Cap Fund
                            Columbia Small Company Equity Fund

II. FEES

Fees are payable as follows with respect to the Funds listed above.

     Each Fund having Class A, B or C shares (other than Columbia Income Fund, Columbia High Yield Municipal Fund and Columbia Managed Municipals Fund) shall pay a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class A shares and 0.75% of the average daily net assets of its Class B and C shares.

     Columbia High Yield Municipal Fund Class A, B and C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

     Columbia Managed Municipals Fund Class A, B and C shares shall pay a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C shares.

     Each Fund having Class G shares may pay distribution fees up to a maximum of 0.65% of the Fund's average daily net assets attributable to Class G shares.

     Columbia Intermediate Bond Fund Class R shares shall pay a distribution fee at the annual rate of 0.50% of the average daily net assets of its Class R shares.

                                   EXHIBIT III

I. LIST OF FUNDS

Trust                                Series
-----                                ------
Liberty Variable Investment Trust    Colonial Global Equity Fund, Variable Series
                                     Liberty Value Fund, Variable Series
                                     Colonial High Yield Securities Fund, Variable Series
                                     Colonial International Fund for Growth, Variable Series
                                     Colonial Small Cap Value Fund, Variable Series
                                     Colonial Strategic Income Fund, Variable Series
                                     Colonial U. S. Growth & Income Fund, Variable Series
                                     Crabbe Huson Real Estate Investment Fund, Variable Series
                                     Liberty All-Star Equity Fund, Variable Series
                                     Newport Tiger Fund, Variable Series
                                     Stein Roe Global Utilities Fund, Variable Series
                                     Colonial International Horizons Fund, Variable Series
                                     Liberty Newport Japan Opportunities Fund, Variable Series
                                     Liberty Select Value Fund, Variable Series
                                     Liberty S&P 500 Index Fund, Variable Series
                                     Rydex Health Care Fund, Variable Series
                                     Rydex Financial Services Fund, Variable Series

SteinRoe Variable Investment Trust   Stein Roe Small Company Growth Fund, Variable Series
                                     Class B Shares
                                     Stein Roe Growth Stock Fund, Variable Series
                                     Class B Shares
                                     Stein Roe Balanced Fund, Variable Series
                                     Class B Shares
                                     Stein Roe Mortgage Securities Fund, Variable Series
                                     Class B Shares

II. FEES

Fees are payable as follows with respect to the Funds listed above.

Each Fund listed above in this Exhibit III shall pay a distribution fee at the annual rate of up to 0.25% of its net assets in respect of its Class B shares.

                                   EXHIBIT IV

I. LIST OF FUNDS

Trust                                         Series
-----                                         ------
Columbia Common Stock Fund, Inc.              N/A
Columbia Growth Fund, Inc.
Columbia International Stock Fund, Inc.
Columbia Mid Cap Growth Fund, Inc.
Columbia Small Cap Growth Fund, Inc.
Columbia Real Estate Equity Fund, Inc.
Columbia Technology Fund, Inc.
Columbia Strategic Investor Fund, Inc.
Columbia Balanced Fund, Inc.
   (each of the preceding nine Funds, an "equity fund")

Columbia Short Term Bond Fund, Inc.
Columbia Fixed Income Securities Fund, Inc.
Columbia Oregon Municipal Bond Fund, Inc.
Columbia High Yield Fund, Inc.
Columbia National Municipal Bond Fund, Inc.
   (each of the preceding five Funds, a "bond fund")

II. FEES

Fees are payable as follows with respect to the Funds listed above.

CLASS A:

     For all Funds except the International Stock Fund and Strategic Value Fund:
     0.10% distribution fee

CLASS A:

     For the International Stock Fund and Strategic Value Fund:
     0.00% distribution fee

CLASS B:

     0.75% distribution fee

CLASS C:

     0.75% distribution fee

CLASS D:

     0.75% distribution fee

CLASS G:

     For each of the equity funds listed on this Exhibit IV:

     0.45% distribution fee

     For each of the bond funds listed on this Exhibit IV:
     0.40% distribution fee

CLASS R:

     0.50% distribution fee